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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-36497) pertaining to the Retirement Savings and Stock Ownership Plan of Puritan-Bennett Corporation of our report dated April 26, 1995, except for
Note 8, as to which the date is May 22, 1995, with respect to the financial statements and schedules of the Puritan-Bennett Retirement Savings and Stock Ownership Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1994.


                                                   /s/ ERNST & YOUNG LLP

Kansas City, Missouri
June 26, 1995